Exhibit 99.1

May 6, 2013

Dear Fellow Stockholder:

On May 21, 2013, Clearwire will hold a Special Meeting of Stockholders to vote on the proposed Sprint transaction. Clearwire stockholders of record as of the close of business on April 2, 2013, are entitled to vote at the Special Meeting.

PROPOSED TRANSACTION WITH SPRINT PROVIDES THE BEST STRATEGIC ALTERNATIVE FOR CLEARWIRE'S MINORITY STOCKHOLDERS AND REPRESENTS FAIR, ATTRACTIVE AND CERTAIN VALUE

Clearwire's board of directors has always been committed to considering strategic options and pursuing those that maximize stockholder value. A Special Committee conducted a careful and rigorous review of all options available to Clearwire, with the assistance of independent financial and legal advisors. On the unanimous recommendation of the Special Committee, the Clearwire board has unanimously concluded that the proposed transaction with Sprint is the best strategic alternative for stockholders, representing fair, attractive and certain value, especially in light of the Company's limited alternatives and the well-known constraints of its liquidity position.

The proposed $2.97 per share offer price equates to a total payment to Clearwire minority stockholders of approximately $2.2 billion. This transaction represents a total Clearwire enterprise value of approximately $10 billion, including net debt and spectrum lease obligations of $5.5 billion. Additional benefits include:

▪	Attractive spectrum value of $0.21 / MHz - POP;

▪
A ~130% premium to Clearwire's closing share price on October 10, 2012, just before Sprint publicly acknowledged its merger discussions with SoftBank, and Clearwire was speculated to be part of that transaction;

▪	A 40% premium to the closing share price on November 20, 2012, the day before Clearwire received Sprint's $2.60 per share initial non-binding indication of interest;

▪	Higher certainty of value for stockholders compared to other alternatives; and

▪	Immediate liquidity to stockholders at transaction close.

SPRINT PROPOSAL WAS THOROUGHLY EVALUATED BY CLEARWIRE'S
BOARD OF DIRECTORS AND SPECIAL COMMITTEE

Clearwire formed a Special Committee, comprised of three directors independent from Sprint. Clearwire's Special Committee hired its own legal and financial advisors to evaluate and negotiate the Sprint transaction. Specifically, the Special Committee:

▪	Rejected Sprint's initial indication of interest of $2.60;

▪	Oversaw subsequent negotiations, leading to an increase in the offer price of 14% and other more favorable terms; and

▪	Received a fairness opinion from its financial advisors that the $2.97 merger consideration was fair, from a financial point of view, to the Company's non-Sprint stockholders.

In addition to the actions taken by the Special Committee outlined above, the Board hired its own separate, independent legal and financial advisors and received a fairness opinion stating that the $2.97 merger consideration was fair, from a financial point of view, to the Company's non-Sprint stockholders.

The $2.97 per share consideration represents a substantial premium to the price received by other sophisticated investors in recent transactions. For example, Google received $2.26 per share for its Clearwire Common Stock on March 1, 2012, and Time Warner received $1.37 per share for its Clearwire Common Stock on October 3, 2012.

In addition, Eagle River received $2.97 per share for its sale of Clearwire Common Stock on December 17, 2012.

Other stockholders consider $2.97 to be a fair and compelling price: Comcast, Intel, and Bright House Networks have committed to vote their shares in support of the transaction. Collectively, these sophisticated investors own approximately 13% of the voting shares, or approximately 26% of non-Sprint voting shares.

CLEARWIRE'S STANDALONE PROSPECTS ARE RISKY AND HIGHLY UNCERTAIN

The proposed transaction with Sprint provides a clear solution to the substantial funding gap Clearwire is facing. The Company's prospects of securing the $2-$4 billion in additional funding necessary to continue operations and the LTE build plan are highly uncertain. In evaluating the Sprint transaction in the context of its funding constraints, the Special Committee considered two sets of financial projections prepared by Clearwire's management team:

▪	Single-Customer Case (SCC): Assumes Sprint remains Clearwire's only major wholesale customer, and increases its wholesale purchases by over 500% to over $2 billion by 2020.

▪	Multi-Customer Case (MCC): Requires substantial non-Sprint network traffic beginning in 2014, which implies an immediate agreement with another major wholesale customer.

◦	Industry reality is that many carriers have recently consolidated spectrum positions and are focused on other strategic priorities.

◦	Despite concerted efforts and discussions with more than 100 targets, Clearwire has failed to secure an additional major wholesale customer.

Both SCC and MCC have significant funding gaps that need to be addressed:

▪	SCC: Estimated $3.9 billion peak cash shortfall in 2017.

▪	MCC: Estimated $2.1 billion peak cash shortfall in 2015.

At the time Clearwire entered into the proposed Sprint transaction, it disclosed in its third quarter 2012 filings that the Company had 12 months of liquidity remaining, and in its first quarter 2013 filings the Company disclosed that, even if it curtails or suspends its LTE build, its liquidity will be depleted in the first quarter 2014 without securing additional financing. Moreover, the Company believes that securing the additional financing to fund the standalone business plan would be challenging, expensive and highly dilutive to stockholders, if available at all.

SPRINT TRANSACTION REPRESENTS CULMINATION OF
RIGOROUS MULTI-YEAR STRATEGIC REVIEW

The Clearwire board and management undertook an extensive, multi-year process to explore strategic and financial alternatives over the past two years, which the Special Committee, with its advisors, also independently evaluated, including:

Alternative #1: Additional Wholesale Partners

◦
Without a second major wholesale customer, Clearwire's business plan is exceedingly risky due to increasing dependence upon Sprint, its largest customer, and a significant funding gap ($3.9 billion under SCC);

◦	MCC is only viable with another major wholesale customer in addition to Sprint; and

◦	Success remains unlikely given industry dynamics, and potential partners expressed a strong preference for spectrum acquisition over a wholesale partnership due to greater control.

Conclusion: Clearwire has been unsuccessful at attracting a second major wholesale customer, despite concerted efforts and discussions with more than 100 targets.

Alternative #2: Monetize Excess Spectrum

◦	Clearwire's exhaustive sale process in 2010 involved contacting 37 parties and did not result in an agreement;

◦	Since then, Clearwire has engaged in a series of conversations with a number of parties that did not result in any compelling offers, including a market check conducted in December of 2012;

◦
The proceeds of any sale of spectrum could be subject to significant tax leakage and use of proceeds restrictions under Clearwire's existing debt agreements and thereby wouldn't provide sufficient liquidity to the Company;

◦
Outstanding proposals for Clearwire's spectrum are for premium portfolios of either primarily owned spectrum or leased spectrum concentrated in metro markets; Clearwire is unlikely to have buyer interest for all 47 billion MHz-POPs of spectrum above the $0.21/MHz-POP value implied by Sprint proposal; and

◦
Even a sale of a meaningful block of spectrum would leave Clearwire exposed to significant risks and would not solve Clearwire's long-term liquidity challenges as it does not address the fundamental need for significant additional revenues, and potentially reduces future demand for Clearwire's network if sold to a potential wholesale customer.

Conclusion: A spectrum sale does not address, and may exacerbate, long-term challenges.

Alternative #3: Financing Alternatives (Debt / Equity Financing)

◦
Currently, Clearwire has an annual cash interest burden of approximately $510 million and the interest burden created from additional debt financing will further increase cash outflows and potentially result in an untenable capital structure;

◦	Under its current debt agreements, Clearwire has extremely limited secured borrowing capacity remaining;

◦	Fewer than 200 million available authorized shares limit our ability to issue significant equity financing without approval from a majority of stockholders (i.e. Sprint); and

◦	New unsolicited financing offers from Crest and Aurelius are not actionable at this time without Sprint's approval.

Conclusion: Debt or equity financing would have unattractive terms, and would be very expensive and dilutive to existing stockholders.

Alternative #4: Partnerships / Other Strategic Transactions

◦	Clearwire would not be able to sell the whole Company as Sprint has stated that they are not willing sellers; and

◦	Under existing agreements, Clearwire's ability to offer meaningful governance rights to new partners is limited.

Conclusion: A sale of the Company to a third party other than Sprint is unlikely to occur due to Clearwire's governance structure and Sprint's unwillingness to sell its stake.

Alternative #5: Financial Restructuring / Bankruptcy

◦	Clearwire's difficult liquidity situation will put it in a worse position to negotiate any other strategic transaction, and financial restructuring may be the only available alternative;

◦
Clearwire engaged Blackstone Advisory Partners and Kirkland & Ellis LLP to explore the possibility of a financial restructuring in fall of 2011, and has spent significant time with these advisors to understand the implications and risks of restructuring;

◦	The process could take 24 months or longer and stockholders would be unlikely to receive any value prior to completion; and

◦	The outcome of a financial restructuring is subject to many uncertainties, including:

•	The existence of buyers in an auction for the entire Company;

•	The ability to sell the entire spectrum portfolio without flooding the market at non-distressed prices;

•	Potential taxes on spectrum sales which could materially reduce value to stockholders; and

•	Potential damages claims by Sprint which could be substantial and could reduce value to stockholders, among others.

Conclusion: Represents a highly uncertain outcome for Clearwire stockholders, and unlikely to yield value to stockholders exceeding $2.97 per share.

Given the comprehensive reviews of the alternatives, the Special Committee and board of directors determined that the Sprint transaction is in the best interests of the Company's non-Sprint stockholders.

MAXIMIZE THE VALUE OF YOUR INVESTMENT IN CLEARWIRE. VOTE “FOR” THE SPRINT TRANSACTION ON THE WHITE PROXY CARD

The Clearwire board unanimously recommends that you vote your shares FOR all of the proposals relating to the proposed transaction with Sprint by returning the WHITE proxy card with a “FOR” vote for all proposals. The failure to vote or an abstention has the same effect as a vote against the proposed combination. Because some of the proposals required to close the proposed transaction requires the affirmative vote of 75% of all outstanding shares, the votes of all of Clearwire stockholders are important. If stockholders do not approve the proposals related to the proposed combination, there is no assurance that your shares of Clearwire common stock will be able to be sold for the same or greater value in the future.

We urge you to discard any gold proxy cards you may receive, as they were sent by a dissident stockholder. If you previously submitted a gold proxy card, we urge you to cast your vote as instructed on the WHITE proxy card as soon as you receive it. A vote on the WHITE proxy card will revoke any earlier dated proxy card that was submitted, including any white proxy card. If you have questions or need assistance voting your shares, please contact our proxy solicitor, MacKenzie Partners, Inc., toll-free at (800) 322-2885 or call collect at (212) 929-5500.

On behalf of your board of directors, we thank you for your continued support.

Sincerely,

John Stanton
Chairman of the Board

If you have any questions, require assistance with voting your WHITE proxy card, or need additional copies of the proxy materials, please contact

105 Madison Avenue
New York, NY 10016
proxy@mackenziepartners.com
(212) 929-5500 (Call Collect)
Or
TOLL-FREE (800) 322-2885
Cautionary Statement Regarding Forward-Looking Statements
This document includes “forward-looking statements” within the meaning of the securities laws. The words “may,” “could,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “target,” “plan,” “providing guidance” and similar expressions are intended to identify information that is not historical in nature.

This document contains forward-looking statements relating to the proposed merger and related transactions (the “transaction”) between Sprint and Clearwire. All statements, other than historical facts, including statements regarding the expected timing of the closing of the transaction; the ability of the parties to complete the transaction considering the various closing conditions; the expected benefits and efficiencies of the transaction; the competitive ability and position of Sprint and Clearwire; and any assumptions underlying any of the foregoing, are forward- looking statements. Such statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, any conditions imposed in connection with the transaction, approval of the transaction by Clearwire stockholders, the satisfaction of various other conditions to the closing of the transaction contemplated by the merger agreement, and other factors discussed in Clearwire's and Sprint's Annual Reports on Form 10- K for their respective fiscal years ended December 31, 2012, their other respective filings with the U.S. Securities and Exchange Commission (the “SEC”) and the proxy statement and other materials that have been or will be filed with the SEC by Clearwire in connection with the transaction. There can be no assurance that the transaction will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the transaction will be realized.

Clearwire does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Additional Information and Where to Find It
In connection with the transaction, Clearwire has filed a Rule 13e-3 Transaction Statement and a definitive proxy statement with the SEC. The definitive proxy statement has been mailed to the Clearwire's stockholders. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS

BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT CLEARWIRE AND THE TRANSACTION. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC at the SEC's web site at www.sec.gov. In addition, the documents filed by Clearwire with the SEC may be obtained free of charge by contacting Clearwire at Clearwire, Attn: Investor Relations, (425) 505-6494. Clearwire's filings with the SEC are also available on its website at www.clearwire.com.

Participants in the Solicitation
Clearwire and its officers and directors and Sprint and its officers and directors may be deemed to be participants in the solicitation of proxies from Clearwire stockholders with respect to the transaction. Information about Clearwire officers and directors and their ownership of Clearwire common shares is set forth in the definitive proxy statement for Clearwire's Special Meeting of Stockholders, which was filed with the SEC on April 24, 2013. Information about Sprint officers and directors is set forth in Sprint's Annual Report on Form 10-K for the year ended December 31, 2012, which was filed with the SEC on February 28, 2013. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the transaction by reading the definitive proxy statement regarding the transaction, which was filed by Clearwire with the SEC.